Exhibit 12.2

CERTIFICATIONS

I, Takashi Miyoshi, certify that:

1. I have reviewed this annual report on Form 20-F of Hitachi, Ltd. as amended by Amendment No.1 thereto; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 29, 2010	By:	/s/ Takashi Miyoshi
Name: Takashi Miyoshi
Title: Executive Vice President and Executive Officer